Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

LPG International Inc.

Offer to Exchange its

7.250% Exchange Notes Due 2015

for

7.250% Notes Due 2015

Unconditionally Guaranteed by

Ultrapar Participações S.A.

and

Oxiteno S.A. Indústria e Comércio

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company’s (as defined below) 7.250% Notes Due 2015 (the “Old Notes”) are not immediately available, (ii) Old Notes and the Letter of Transmittal cannot be delivered to JPMorgan Chase Bank, N.A. (the “Exchange Agent”) on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (followed by delivery of original), overnight courier, telex, telegram or mail to the Exchange Agent. See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus dated May     , 2006 (which, together with the related Letter of Transmittal, constitutes the “Exchange Offer”) of LPG International Inc., an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”), Ultrapar Participações S.A. and Oxiteno S.A. Indústria e Comércio.

The Exchange Agent for the Exchange Offer is:

JPMorgan Chase Bank, N.A.

By Hand or Overnight Delivery: JPMorgan Chase Bank, N.A. Worldwide Securities Services 4 New York Plaza, 15th Floor New York, NY 10004 Attn: Latin America Administration	Facsimile Transmissions: (Eligible Institutions Only) (212) 623-6207 or 6214 To Confirm by Telephone or for Information Call: (212) 623-5162	By Registered or Certified Mail: JPMorgan Chase Bank, N.A. Worldwide Securities Services 4 New York Plaza, 15th Floor New York, NY 10004 Attn: Latin America Administration

The Information Agent for the Exchange Offer is:

D.F. King & Co., Inc.:

48 Wall Street, 22nd Floor

New York, New York 10005

Bankers and Brokers Call (Collect): (212) 269-5550

All Others Call (Toll Free): (800) 431-9642

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

PLEASE SIGN AND COMPLETE

Name(s) of Registered Holder(s):

Address:

(Zip Code)

Area Code and Telephone Number:

Authorized Signature(s):

Principal Amount of Old Notes

Tendered:
Certificate No.(s) of Old Notes if available:
Date:
If Old Notes Will Be Delivered By Book-Entry Transfer at the Depository Trust Company, Insert Depository Account No:

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
(Authorized Signature)

Address:	Title:

Name:
(Zip Code)	(Please type or print)

Area Code and Telephone Number:	Date:

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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